UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2007

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Delaware	000-26309	98-0200471
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4235 Commerce Street
Little River, South Carolina	29566
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (843) 390-2500

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Stock Acquisition Agreement

On June 20, 2007, we executed a Stock Acquisition Agreement with Benchmark Performance Group, Inc. (“Benchmark”). Pursuant to the Stock Acquisition Agreement, Benchmark agreed to purchase 35,000,000 shares of our common stock for a total purchase price of $3,500,000 (“Purchase Price”) or $0.10 per share. The purchase price will be paid in seven (7) installments as listed below:

(1)

First Installment – The previously invoiced $312,000 to Benchmark for the purchase of 6 EcaFlo® Model C-104 units shall be converted to an equity investment toward the purchase of 5,000,000 shares of common stock and applied to the Purchase Price.

(2)

Second Installment – Within three days of the execution of the Stock Acquisition Agreement, Benchmark paid the Company $188,000. Upon receipt of the second installment, the Company issued 5,000,000 shares of our common stock to Benchmark and caused E. Wayne Kinsey, III and David N. Harry to be elected as members to our Company’s Board of Directors.

(3)

Third Installment – On or before October 31, 2007, Benchmark will pay to the Company $500,000. Upon receipt of the third installment, the Company will issue an additional 5,000,000 shares of our common stock to Benchmark and initiate a registration of the 10,000,000 shares of our common stock issued to Benchmark in exchange for the $1,000,000 paid to the Company pursuant to the first, second and third installments.

(4)

Fourth Installment – On or before April 30, 2008, Benchmark will pay to the Company $500,000. Upon receipt of the fourth installment, the Company will issue an additional 5,000,000 shares of our common stock to Benchmark.

(5)

Fifth Installment – On or before October 31, 2008, Benchmark will pay to the Company $500,000. Upon receipt of the fifth installment, the Company will issue an additional 5,000,000 shares of our common stock to Benchmark and initiate a registration of the 10,000,000 shares of our common stock issued to Benchmark pursuant to the fourth and fifth installments.

(6)

Sixth Installment – On of before April 30, 2009, Benchmark will pay to the Company $500,000. Upon receipt of the sixth installment, the Company will issue an additional 5,000,000 shares of our common stock to Benchmark.

(7)

Seventh Installment – On or before October 31, 2009, Benchmark will pay the Company $1,000,000. Upon receipt of the seventh installment, the Company will issue 10,000,000 shares of our common stock to Benchmark and the Company will initiate a registration of the 15,000,000 shares of our common stock issued pursuant to the sixth and seventh installments to Benchmark.

Anti-dilution Period. Pursuant to the Stock Acquisition Agreement, we agreed that throughout the period commencing with the closing date and ending October 31,

2009, Benchmark shall have the right and ability to maintain an equity position in the Company equal to the equity position it would own upon the issuance of shares to it following payment of the seventh installment if, between the date of closing and the date of such payment and issuance of shares, we were to issue no additional shares of our common stock (approximately 40.61%) to any other party. If at any time during the Anti-Dilution Period, we:

a.

issue any shares of our common stock (other than the shares to be issued to Benchmark pursuant to the Stock Acquisition Agreement) or any note, debenture, or other evidence of indebtedness, or any option, right, warrant or other instrument of security convertible into or exchangeable for shares of our common stock;

b.	declare a dividend on our common stock payable in our common stock;
c.	subdivide or split the outstanding shares of our common stock;
d.

authorize and issue any new class or series of equity securities or any note, debenture, or other evidence of indebtedness, or any option, right, warrant or other instrument or security convertible into or exchangeable for shares of such other class or series; or

e.

issue any shares of our common stock to any holder, transferee or assignee of a currently outstanding note, debenture, or other evidence of indebtedness, or any option, right, warrant or other instrument or security convertible into or exchangeable for shares of our common stock upon the holder’s exercise or its conversion or exchange rights thereunder, other than shares of common stock issued pursuant to any option granted to any officer, director or employee of the Company.

(any of the foregoing being a “Warrant Right Event”), then we shall issue to Benchmark a warrant entitling it to purchase, at $0.10 per share, such additional number of shares of our common stock as would, upon exercise, make Benchmark the holder of the same total percentage of all our outstanding equity securities as it held prior to the Warrant Right Event. The warrants will be exercisable at any time through October 31, 2009.

Option to Purchase Additional Control Shares. In addition we granted Benchmark, the right and option to purchase such additional number of shares of our common stock as shall, at the time of issuance, make Benchmark the holder of 51% of our total outstanding equity securities (“Control Share Option”). Such Control Share Option shall be exercisable at any time through October 31, 2009, and the per share price shall be the weighted average per share price of our common stock over the 22 trading days prior to the date we receive written notice from Benchmark that it intends to exercise its option, based upon the closing prices and trades posted on the Over the Counter Bulletin Board, plus a 15% per share control premium.

Board Representation. Additionally, we agreed to take such action to elect E. Wayne Kinsey, III and David N. Harry as directors of the Company.

The description above is not a complete description of all terms of the Stock Acquisition Agreement and is qualified in its entirety by reference to the Stock Acquisition Agreement, which is attached hereto as Exhibit 10.1.

Exclusive License and Distribution Agreement

On June 20, 2007, in connection with the Stock Acquisition Agreement the Company and Benchmark also entered into an Exclusive License and Distribution Agreement, wherein we granted the exclusive, world-wide right, license and authority to market, sell and distribute for use in the manufacture of fluids and solution for use in Oilfield Applications to Benchmark. A copy of the Exclusive License and Distribution Agreement is attached hereto as Exhibit 10.2.

Registration Rights Agreement

On June 21, 2007, in connection with the Stock Acquisition Agreement the Company and Benchmark entered into a Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, we are obligated to file three registration statements registering the 35,000,000 shares of common stock to be issued to Benchmark. The first two registration statements will each register 10,000,000 shares of common stock. The third registration statement will register the remaining 15,000,000 shares of common stock.

We are required to file the three registration statements as follows:

•

The first registration statement must be initiated immediately following our receipt of the third installment of $500,000 (for a total of $1,000,000 received pursuant to installments one through three) for 10,000,000 shares of our common stock due on or before October 31, 2007 and must have the registration statement declared effective within five (5) days of SEC clearance.

•

The second registration statement must be initiated immediately following our receipt of the fifth installment of $500,000 (for a total of $1,000,000 received pursuant to installments four and five) for 10,000,000 shares of our common stock due on or before October 31, 2008 and must have the registration statement effective within five (5) days of SEC clearance.

•

The third registration statement must be initiated immediately following our receipt of the seventh installment of $1,000,000 (for a total of $1,500,000 received pursuant to installments six and seven) for 15,000,000 shares of our common stock due on or before October 31, 2009 and must have the registration statement effective within five (5) days of SEC clearance.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to terms of the Stock Acquisition, the Registrant will issue a total of 35,000,000 shares to Benchmark in exchange of $3,500,000. The 35,000,000 shares of common stock will be issued in six installments as described in Item 1.01 above. Of the 35,000,000 shares, the first 5,000,000 shares were issued on June 27, 2007.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(d) Election of New Directors

Pursuant to the Stock Acquisition Agreement described above, our Board of Directors appointed E. Wayne Kinsey, III and David N. Harry to serve on the Board of Directors for the Company effective June 21, 2007. Mr. Kinsey’s and Mr. Harry’s term will continue until the next annual stockholder’s meeting or until their successors are duly appointed.

E. Wayne Kinsey, III. Since 1981, Mr. Kinsey has served as President and CEO of Benchmark Performance Group, Inc. He began his career in the oilfield pumping services industry in 1975 as an equipment operator in Seagraves, Texas. By 1981, Mr. Kinsey had become Distribution Manager for Benchmark’s materials procurement, specialty blending and transportation and distribution facility in Odessa, Texas. More importantly, he had concluded by 1981 that running a successful chemicals management and supply organization - especially one serving the demanding oil and gas service industry - required much more than just an inventory of chemicals. Thus, Chemical Blending Services, Inc. was born. In the ensuing 25 years, Benchmark has grown under Mr. Kinsey's leadership from a simple “service first” chemical supplier into one of the world’s foremost developers and manufacturers of industrial and specialty chemicals, with an emphasis on chemical products and chemical solutions for the oil well pressure pumping service industry. One thing has remained constant however - a determination and commitment to provide the customer with a level of service and technical support it can find from no other chemical supplier. In 2004, Mr. Kinsey was appointed to the board of directors of the Texas Enterprise Fund by Texas Speaker of the House Tom Craddick. In 1993, Mr. Kinsey worked in support of the founding of the Hillcrest School (for children with learning differences) in Midland, Texas, and he served for several years as a member of the School's Board of Directors. In 1997, Mr. Kinsey was appointed by then Governor George W. Bush to the Continuing Advisory Committee for Special Education. In 2001, he was appointed to the Advisory Board of Directors of

Houston Achievement Place. A number of the patents held by Benchmark bear Mr. Kinsey’s name as an inventor.

David N. Harry. Mr. Harry is the Executive Vice President and Chief Technical Officer of Benchmark. He received his BS and MS from Stephen F. Austin State University and conducted work toward his doctoral in limnology and hydrology at Texas A&M University. Mr. Harry began his career as an analytical chemist in 1977. After spending two years in testing laboratories, Mr. Harry joined a major oilfield pressure pumping services company, where he served between 1979 and 1982 as a field chemist, District Engineer and then Regional Sales Engineer. After another two years as Technical Manager for an independent pressure pumping services company, Mr. Harry joined Benchmark in 1984 to assist it with its growing dry and liquid chemical blending business. Mr. Harry has been Benchmark's Chief Technical Officer since 1990, and directs all of Benchmark’s quality control, technical support and product development activities. Under his technical leadership, over 35 patents have been issued to Benchmark, nine of which bear his name as inventor. Mr. Harry is a member of the Society of Petroleum Engineers and the American Society of Quality Control.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

EXHIBITS

10.1	Stock Acquisition Agreement dated June 20, 2007
10.2	Exclusive License and Distribution Agreement dated June 20, 2007
10.3	Registration Rights Agreement dated June 21, 2007

____

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                    INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By:/s/William Prince
William Prince, President

Date: August 21, 2007